Exhibit (a)(1)(ii)

Letter of Transmittal
to Tender Shares of Series A Common Stock
of
Hearst-Argyle Television, Inc.
Pursuant to the Offer to Purchase Dated May 4, 2009
by
Hearst Broadcasting, Inc.

The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Tuesday, June 2, 2009, unless the offer is extended.

The Depositary for the Offer is:

By Mail:	By Hand or Overnight Courier:*
Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64854 St. Paul, Minnesota 55164-0854	Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 161 North Concord Exchange South St. Paul, Minnesota 55075

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary. You must sign this Letter of Transmittal in the appropriate space therefor provided below and complete the Substitute IRS Form W-9 set forth below.

*Letters of Transmittal must be received in the office of the Depositary by the Expiration Date of the Offer (as defined in the Offer to Purchase). Delivery of these documents to the Depositary’s post office box on the Expiration Date does not constitute receipt by the Depositary. Notices of Guaranteed Delivery may be delivered by hand to, and must be received by, the Depositary by the Expiration Date, or transmitted by facsimile transmission or mail to the Depositary by the Expiration Date.

The instructions contained within this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

This Letter of Transmittal is to be used by stockholders of Hearst-Argyle Television, Inc. whose ownership of Shares (as defined below) is reflected directly on the books and records of Hearst-Argyle (whether in certificated or book-entry format).

Outstanding Shares that were issued pursuant to compensation plans of Hearst-Argyle and are subject to restrictions on the holder’s ability to sell or otherwise transfer those Shares may not be tendered in the Offer and such holders should not use this Letter of Transmittal. Holders of such Shares will instead (subject to the holder’s right to exercise appraisal rights under Delaware law) be converted in the merger into the right to receive the same price per Share Hearst-Argyle paid in the Offer (as further described in the Offer to Purchase).

Stockholders whose certificates for Shares are not immediately available or who cannot deliver the certificates for their Shares and all other documents required hereby to the Depositary prior to the Expiration Date must tender their Shares pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer section of the Offer to Purchase. See Instruction 2.

If certificates have been lost, destroyed or mutilated, see Instruction 11.

DESCRIPTION OF THE SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s)
(Please fill in, if Blank, Exactly as	Shares Tendered
Name(s) Appear(s) on Certificate(s))	(Attach Additional Signed List if Necessary)
Please Indicate
Certificate Number(s)
	Presented and/or		Number of
	“Book-Entry”		Certificated
	(if Shares are		Shares Tendered
	Held in Book-Entry		and/or Number of
	Form on the Books	Number of Shares	Book-Entry
	and Records of	Represented by	Shares
	Hearst-Argyle)(1)	Certificate(s)(1)	Tendered(1)(2)(3)

Total Shares Tendered

(1) Need not be completed by holders who deliver Shares by bank or broker through the facilities of The Depositary Trust Company.
(2) If shares are held in book-entry form, you must indicate the number of shares you are tendering.
(3) Unless otherwise indicated, all shares represented by share certificates delivered to the Depositary will be deemed to have been tendered. See Instruction 4.

NOTE: SIGNATURES MUST BE
PROVIDED BELOW

PLEASE READ THE INSTRUCTIONS SET FORTH IN
THIS LETTER OF TRANSMITTAL CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to Hearst Broadcasting, Inc., a Delaware corporation (“Hearst Broadcasting”), the above-described shares of Series A Common Stock, par value $0.01 per share (the “Shares”), of Hearst-Argyle Television, Inc., a Delaware corporation (“Hearst-Argyle”), at $4.50 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 4, 2009, and in this related Letter of Transmittal (which, together with any amendments or supplements hereto or thereto, collectively constitute the “Offer”). The undersigned understands that Hearst Broadcasting reserves the right to transfer or assign in whole or in part from time to time to one or more of its affiliates the right to purchase all or any portion of the Shares tendered pursuant to the Offer, but any such transfer or assignment will not relieve Hearst Broadcasting of its obligations under the Offer and will in no way prejudice the rights of tendering stockholders to receive payment for Shares validly tendered and accepted for payment pursuant to the Offer. Receipt of the Offer is hereby acknowledged.

Upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms of any such extension or amendment), subject to, and effective upon, acceptance for payment of the Shares tendered herewith in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, Hearst Broadcasting, all right, title and interest in and to all the Shares that are being tendered hereby (and any and all non-cash dividends, distributions, rights, other Shares or other securities issued or issuable in respect thereof on or after May 4, 2009 (collectively, “Distributions”)) and irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) deliver certificates for such Shares (and any and all Distributions), or transfer ownership of such Shares (and any and all Distributions) on the account books maintained by the Book-Entry Transfer Facility (as defined in the Offer to Purchase), together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Hearst Broadcasting, (b) present such Shares (and any and all Distributions) for transfer on the books of Hearst-Argyle and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and any and all Distributions), all in accordance with the terms of the Offer.

By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints Hearst Broadcasting’s officers and designees, and each of them, the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, (a) to vote at any annual or special meeting of Hearst-Argyle’s stockholders or any adjournment or postponement thereof or otherwise in such manner as each such attorney-in-fact and proxy or his substitute shall in his sole discretion deem proper with respect to, (b) to execute any written consent concerning any matter as each such attorney-in-fact and proxy or his substitute shall in his sole discretion deem proper with respect to and (c) to otherwise act as each such attorney-in-fact and proxy or his substitute shall in his sole discretion deem proper with respect to, all of the Shares (and any and all Distributions) tendered hereby and accepted for payment by Hearst Broadcasting. This appointment will be effective if and when, and only to the extent that, Hearst Broadcasting accepts such Shares for payment pursuant to the Offer. This power of attorney and proxy are irrevocable, coupled with an interest and are granted in consideration of the acceptance for payment of such Shares in accordance with the terms of the Offer. Such acceptance for payment shall, without further action, revoke any prior powers of attorney and proxies granted by the undersigned at any time with respect to such Shares (and any and all Distributions), and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective). Hearst Broadcasting reserves the right to require that, in order for the Shares to be deemed validly tendered, immediately upon Hearst Broadcasting’s acceptance for payment of such Shares, Hearst Broadcasting must be able to exercise full voting, consent and other rights with respect to such Shares (and any and all Distributions), including voting at any meeting of Hearst-Argyle’s stockholders.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby and all Distributions, and that when the same are accepted for payment by

Hearst Broadcasting, Hearst Broadcasting will acquire good, marketable and unencumbered title thereto and to all Distributions, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or Hearst Broadcasting to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby and all Distributions. In addition, the undersigned shall remit and transfer promptly to the Depositary for the account of Hearst Broadcasting all Distributions in respect of the Shares tendered hereby, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, Hearst Broadcasting shall be entitled to all rights and privileges as owner of each such Distribution and may withhold the entire purchase price of the Shares tendered hereby or deduct from such purchase price the amount or value of such Distribution as determined by Hearst Broadcasting in its sole discretion.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. This tender is irrevocable; provided that Shares tendered pursuant to the Offer may be withdrawn at any time on or prior to the Expiration Date and, unless theretofore accepted for payment as provided in the Offer to Purchase, may also be withdrawn at any time after, Thursday, July 2, 2009, subject to the withdrawal rights described in the Offer to Purchase.

The undersigned understands that for purposes of the Offer Hearst will be deemed to have accepted for payment Shares validly tendered as, if and when Hearst gives oral or written notice to the Depositary of its acceptance for payment of such Shares pursuant to the Offer. Payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the purchase price therefor with the Depositary, which will act as agent for the tendering stockholders for the purpose of receiving payments from Hearst and transmitting such payments to the tendering stockholders. The undersigned understands that under no circumstances will interest on the purchase price for tendered Shares be paid, regardless of any delay in making such payment.

Unless otherwise indicated under “Special Payment Instructions,” please issue the check for the purchase price of all Shares purchased and/or return any certificates for any Shares not tendered or accepted for payment in the name(s) of the registered holder(s) appearing above under “Description of the Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the purchase price of all Shares purchased and/or return any certificates for any Shares not tendered or not accepted for payment (and any accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing above under “Description of the Shares Tendered.”

SPECIAL PAYMENT INSTRUCTIONS
(SEE INSTRUCTIONS 1, 5, 6 AND 7)

To be completed ONLY if the check for the purchase price of the Shares accepted for payment is to be issued in the name of someone other than the undersigned.

Issue check to:

Name:
(Please Print)

Address:
(Include Zip Code)

Taxpayer Identification or Social Security Number:
(SEE SUBSTITUTE IRS FORM W-9)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if certificates for any Shares not tendered or not accepted for payment and/or the check for the purchase price of any Shares accepted for payment is to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above under “Description of the Shares Tendered.”

Mail check and/or stock certificates to:

Name:
(Please Print)

Address:

(Include Zip Code)

IMPORTANT

STOCKHOLDER: SIGN HERE
(COMPLETE SUBSTITUTE IRS FORM W-9 BELOW)

x

x
(SIGNATURE(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATORY)

Name:

Name of Firm:
(Please Print)

Capacity (full title):
(See Instruction 5)

Address:
(Include Zip Code)

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:
(SEE SUBSTITUTE IRS FORM W-9)

Dated:  , 2009

Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.

APPLY MEDALLION GUARANTEE STAMP BELOW
(SEE INSTRUCTIONS 1 AND 5)

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.  Guarantee of Signatures.  No signature Medallion guarantee is required on this Letter of Transmittal if this Letter of Transmittal is signed by the registered holder(s) of Shares tendered herewith, and such registered holder(s) has not completed the box entitled “Special Payment Instructions” on the Letter of Transmittal. In all other cases, all signatures on this Letter of Transmittal must be Medallion guaranteed by an Eligible Institution. See Instruction 5. An “Eligible Institution” is a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program or any other “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934.

2.  Requirements of Tender.  To tender Shares pursuant to the Offer, tendering stockholders whose ownership of Shares is reflected directly on the books and records of Hearst-Argyle (whether in certificated or book-entry format) must (a) deliver to the Depositary prior to the Expiration Date at one of its addresses set forth in the Letter of Transmittal a properly completed Letter of Transmittal, duly executed in accordance with the instructions to the Letter of Transmittal, together with any required certificates for the Shares to be tendered, any required signature Medallion guarantees and any other documents required by the Letter of Transmittal or (b) comply with the guaranteed delivery procedures described below.

Stockholders whose certificates for Shares are not immediately available or who cannot deliver their certificates and all other required documents to the Depositary prior to the Expiration Date on a timely basis may tender their Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth herein and in the Offer to Purchase.

Pursuant to such guaranteed delivery procedures, (a) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by Hearst Broadcasting, must be received by the Depositary, as provided below, prior to the Expiration Date, (b) the certificates for all tendered Shares, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal, with any required signature Medallion guarantees, and any other required documents must be received by the Depositary within three trading days after the date of execution of such Notice of Guaranteed Delivery and (c) the Notice of Guaranteed Delivery must be delivered by hand to the Depositary or transmitted by facsimile transmission or mail to the Depositary. A “trading day” is any day on which the New York Stock Exchange is open for business.

The method of delivery of the Shares, this Letter of Transmittal and all other required documents is at the election and risk of the tendering stockholder. Shares will be deemed delivered only when actually received by the Depositary. If delivery is by mail, it is recommended that the stockholder use properly insured registered mail with return receipt requested. In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders will be accepted, and no fractional Shares will be purchased. All tendering stockholders, by executing this Letter of Transmittal, waive any right to receive any notice of acceptance of their Shares for payment.

3.  Inadequate Space.  If the space provided above under “Description of the Shares Tendered” is inadequate, the number of Shares tendered and the certificate numbers with respect to such Shares should be listed on a separate signed schedule attached hereto.

4.  Partial Tenders.  If fewer than all the Shares evidenced by any certificate (or book-entry Shares) delivered to the Depositary herewith are to be tendered hereby, fill in the number of Shares that are to be tendered in the box entitled “Number of Shares Tendered.” In any such case, new certificate(s) for the remainder of the Shares that were evidenced by old certificates will be sent to the registered holder as soon as practicable after the Expiration Date or the termination of the Offer. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

5.  Signatures on Letter of Transmittal; Stock Powers and Endorsements.  If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

If any of the Shares tendered hereby are held of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If any of the tendered Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal or any stock certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Hearst Broadcasting of the authority of such person to so act must be submitted. If this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and transmitted hereby, no endorsements of certificates or separate stock powers are required unless payment or certificates for any Shares not tendered or not accepted for payment are to be issued in the name of a person other than the registered holder(s). Signatures on any such certificates or stock powers must be Medallion guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares evidenced by certificates listed and transmitted hereby, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates. Signature(s) on any such certificates or stock powers must be Medallion guaranteed by an Eligible Institution.

6.  Stock Transfer Taxes.  Hearst Broadcasting will pay all stock transfer taxes with respect to the transfer and sale of any Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price of any Shares purchased is to be made to, or if certificates for any Shares not tendered or not accepted for payment are to be registered in the name of, any person other than the registered holder(s), or if tendered certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such other person) payable on account of the transfer to such other person will be deducted from the purchase price of such Shares purchased unless evidence satisfactory to Hearst Broadcasting of the payment of such taxes, or exemption therefrom, is submitted.

7.  Special Payment.  If a check for the purchase price of any Shares accepted for payment is to be issued in the name of a person other than the signer of this Letter of Transmittal, signature must be Medallion guaranteed as described in Instructions 1 and 5.

8.  Backup Withholding.  In order to avoid “backup withholding” of U.S. federal tax on payments of cash pursuant to the Offer, a stockholder surrendering Shares in the Offer must, unless an exemption applies, provide the Depositary with such stockholder’s correct taxpayer identification number (“TIN”) on Substitute IRS Form W-9 in this Letter of Transmittal and certify under penalties of perjury that such TIN is correct and that such stockholder is not subject to U.S. federal backup withholding. If a tendering stockholder is subject to backup withholding, such stockholder must cross out item (2) of Part III of the Certification Box on the Substitute IRS Form W-9.

U.S. federal backup withholding is not an additional tax. Rather, amounts withheld as backup withholding may be credited against the person’s U.S. federal income tax liability, provided that the required information is provided to the IRS. If backup withholding results in an overpayment of tax, a refund may be claimed by filing a U.S. federal income tax return.

A stockholder is required to give the Depositary the TIN (i.e., social security number or employer identification number) of the record owner of the Shares. If the Shares are held in more than one name or are not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute IRS Form W-9” for additional guidance on which number to report.

Certain stockholders (including, among others, all corporations and certain non-U.S. persons) are not subject to U.S. federal backup withholding. Non-U.S. stockholders should complete and sign the main signature form and IRS Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding (or other applicable IRS Form W-8), a copy of which may be obtained from the Depositary, in order to avoid backup withholding. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute IRS Form W-9” for more instructions.

9.  Requests For Assistance or Additional Copies.  Questions and requests for assistance may be directed to the Information Agent at the address and phone numbers set forth below. Requests for additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery and the Guidelines for Certification of Taxpayer Identification Number on Substitute IRS Form W-9 may be directed to the Information Agent at its address and phone number set forth below. You may also contact the Dealer Manager or your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

10.  Waiver of Conditions.  Subject to the Offer to Purchase, Hearst Broadcasting reserves the absolute right in its sole discretion to waive, at any time or from time to time, any of the specified conditions of the Offer, in whole or in part, other than the Minimum Tender Condition (as defined in the Offer to Purchase).

11.  Lost, Destroyed or Stolen Certificates.  If your certificate(s) for part or all of your Shares has been lost, stolen, destroyed or mutilated, you should promptly call Computershare at (877) 373-6374 (toll-free) or (312) 588-4196 (for calls from outside the U.S.) regarding the requirements for replacement of the certificate. You may be asked to post a bond to secure against the risk that the certificate may be subsequently recirculated. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, stolen, destroyed or mutilated certificates have been followed. You are urged to contact Computershare, Hearst-Argyle’s Transfer Agent, immediately to ensure timely processing of documentation.

Important:  To tender Shares pursuant to the Offer, this Letter of Transmittal, together with any required stock certificates, any required signature Medallion guarantees and any other documents required by the Letter of Transmittal must be received by the Depositary prior to the Expiration Date or the tendering stockholders must comply with the procedures for guaranteed delivery.

IMPORTANT U.S. FEDERAL INCOME TAX INFORMATION

Under U.S. federal income tax law, a stockholder whose tendered Shares are accepted for payment is required to provide the Depositary (as payer) with such stockholder’s correct TIN on Substitute IRS Form W-9 below. If such stockholder is an individual, the TIN is his or her social security number. If the Depositary is not provided with the correct TIN or the certifications described above, the stockholder may be subject to a $50 penalty imposed by the IRS and payments of cash to such stockholder with respect to Shares purchased pursuant to the Offer will be subject to U.S. federal backup withholding tax at a rate of 28%.

Certain stockholders (including, among others, all corporations, and certain non-U.S. persons) are not subject to backup withholding and information reporting requirements. In order for a non-U.S. person to qualify as an exempt recipient, that stockholder must submit a Form W-8BEN (or other applicable IRS Form W-8), signed under penalties of perjury, attesting to that person’s exempt status. Such Forms can be obtained from the Depositary. Exempt stockholders, other than non-U.S. persons, should furnish their TIN, write “Exempt” in Part II of the Substitute IRS Form W-9 below, and sign, date and return the Substitute IRS Form W-9 to the Depositary. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute IRS Form W-9” for additional instructions.

If U.S. federal backup withholding applies, the Depositary is required to withhold 28% of any payments made to the stockholder. Backup withholding is not an additional tax. Rather, amounts withheld may be credited against the person’s U.S. federal income tax liability, provided that the required information is provided to the IRS. If backup withholding results in an overpayment of tax, a refund may be claimed by filing a U.S. federal income tax return.

PURPOSE OF SUBSTITUTE IRS FORM W-9

To prevent backup withholding on payments that are made to a stockholder with respect to Shares purchased pursuant to the Offer, the stockholder is required to notify the Depositary of such stockholder’s correct TIN by completing the form contained herein certifying that the TIN provided on Substitute IRS Form W-9 is correct (or that such stockholder is awaiting a TIN).

WHAT NUMBER TO GIVE THE DEPOSITARY

The stockholder is required to give the Depositary the social security number or employer identification number of the record owner of the Shares. If the Shares are in more than one name or are not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute IRS Form W-9” for additional guidance on which number to report.

CERTIFICATE OF TAXPAYER IDENTIFICATION NUMBER ON
SUBSTITUTE IRS FORM W-9
TO BE COMPLETED BY ALL TENDERING U.S. STOCKHOLDERS

Payer’s name:

Please fill in your name and address:

Name:

Address:

City:	State:	Zip Code:

Check appropriate box:

Individual/Sole Proprietor	☐	Corporation	☐
Partnership	☐	Other (specify)	☐

REQUEST FOR TAXPAYER IDENTIFICATION NUMBER (“TIN”) AND CERTIFICATION

PART I.—Please provide your taxpayer:

SSN:	Or EIN:

(If awaiting TIN, write “Applied For”)

PART II.—For payees exempt from backup withholding. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute IRS Form W-9.”

PART III.—CERTIFICATION

Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number; and

(2) I am not subject to backup withholding either because:

(a) I am exempt from backup withholding;

(b)	I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interests or dividends; or

(c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a United States person (including a United States resident alien).

CERTIFICATION INSTRUCTIONS

You must cross out item (2) above if you have been notified by the IRS that you are subject to U.S. federal backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

SIGNATURE:

DATE:

Note:	Failure to complete and return this form may result in backup withholding of 28% of any payments made to you pursuant to the offer. Please review the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute IRS Form W-9” for additional details.

Questions and requests for assistance may be directed to the Information Agent at its telephone numbers and location listed below. Requests for additional copies of the Offer to Purchase, the Letter of Transmittal, the Notice of Guaranteed Delivery and other tender offer materials may be directed to the Information Agent at its telephone number and location listed below, and will be furnished promptly at Hearst Broadcasting’s expense. You may also contact the Dealer Manager or your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (call collect)
(800) 322-2885 (call toll-free)
tenderoffer@mackenziepartners.com (email)

The Dealer Manager for the Offer is:

Lazard Frères & Co. LLC
30 Rockefeller Plaza
New York, New York 10020
(866) 998-3046 (call toll-free)